SECURITIES PLEDGE AGREEMENT


     THIS SECURITIES PLEDGE AGREEMENT (this "Agreement"), dated as of "-----------" 2005, is made by KEYSTONE CONSOLIDATED INDUSTRIES, INC., a
Delaware      corporation      (the      "Pledgor"),       in      favor      of
[____________________________________________________]  (the "Pledgee"),  in its
capacity as trustee for the Holders of the Class A6 Claims under the Third Amended Joint Plan of Reorganization of the Reorganized Debtors, DeSoto Environmental Management, Inc., a Delaware corporation, J.L. Prescott Company, a New Jersey corporation, Sherman Wire Company (f/k/a DeSoto, Inc.), a Delaware corporation and Sherman Wire of Caldwell, Inc., a Nevada corporation (the "Plan"), confirmed by the Court in the Chapter 11 Cases of the Reorganized Debtors and certain affiliated debtors. Capitalized terms used and not defined herein shall have the respective meanings assigned to them in that Promissory Note of even date herewith, in the original principal amount of $4,800,000.00, from the Reorganized Debtors to the Trustee (the "Note") or in the Plan. References herein to the Note shall be deemed to include the Supplemental Note (as hereafter defined).

                                   WITNESSETH

     WHEREAS, contemporaneously herewith, the Reorganized Debtors have issued and delivered to the Trustee the Note and have agreed to issue and deliver to the Trustee a supplemental promissory note (the "Supplemental Note") to the extent required by the Plan and the Lock-Up Agreement in order to evidence the full amount of the New Secured Note Distribution; and

     WHEREAS, the Plan and the Lock-Up Agreement provide that the Note shall be secured by a junior lien on the Pledgor's equity interests in Engineered Wire Products, Inc., an Ohio corporation ("EWP") and the proceeds thereof; and

     WHEREAS, the Pledgor and the Pledgee desire to provide for the grant of such junior lien on the terms and conditions set forth in this Agreement;

     NOW,  THEREFORE,   for  good  and  valuable  consideration,   the  receipt,
sufficiency and adequacy of which are hereby acknowledged, the Pledgor and Pledgee hereby agree as follows:

     1. Pledge. The Pledgor hereby pledges to the Pledgee, and grants to the Pledgee a security interest in and lien on, the following property (the "Pledged Collateral"):

     (a) all of the shares of capital stock of EWP presently issued and outstanding and owned by Pledgor, as described in Schedule 1 attached hereto and by this reference made a part hereof, together with any and all shares of capital stock or other equity interests of EWP hereafter issued to the Pledgor (collectively, the "Pledged Shares"), and any and all certificates representing the Pledged Shares, and all dividends, cash, securities, instruments, rights and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares; and




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     (b) all other property  hereafter  delivered to the Pledgee in substitution for, as proceeds of, or as additions to any of the foregoing,  together with all
certificates,   instruments  and  documents   representing  or  evidencing  such
property, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof.

     2. Security for Liabilities. The Pledged Collateral shall secure the payment of the Indebtedness and the performance of the Obligations under and pursuant to the Note (collectively, the "Liabilities").

     3. Delivery of Pledged Shares. All certificates, instruments or documents, if any, representing or evidencing the Pledged Shares shall be delivered to and held by or on behalf of the Pledgee pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Pledgee. In the event any or all of the Pledged Shares are evidenced by a book entry, the Pledgor shall execute and deliver or cause to be executed and delivered to the Pledgee such control agreements, documents and agreements as are required by the Pledgee to create and perfect a security interest in such non-certificated Pledged Shares. In addition, the Pledgee shall have the right at any time to exchange certificates or instruments representing or evidencing any Pledged Shares for certificates or instruments of smaller or larger denominations.

     4. Representations and Warranties. The Pledgor represents and warrants as follows:

     (a) The Pledged Shares constitute all of the issued and outstanding capital stock and equity interests of EWP and have been duly authorized and are validly issued and fully paid and non-assessable.

     (b) The Pledgor is, or at the time of any future delivery, pledge, assignment or transfer will be, the legal and beneficial owner of the Pledged Collateral, free and clear of any lien, security interest, pledge, warrant, option, purchase agreement, shareholders' agreement, restriction, redemption agreement or other charge, encumbrance or restriction of any nature on the Pledged Collateral, except for the lien created by this Agreement and any senior lien securing the Exit Financing (including any refinancing thereof and any other secured indebtedness incurred by the Pledgor pursuant to approval of the New Board (as defined in the Lock-Up Agreement)), with full right to pledge, assign and transfer the Pledged Collateral to the Pledgee on the terms hereof.

     (c) The pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected security interest in the Pledged Collateral, securing the payment of the Liabilities.

     (d) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either
(i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, or (ii) for the exercise by the Pledgee of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as limited by the Exit Financing Documents and any post Effective Date indebtedness incurred by the Pledgor pursuant to the approval of the New Board (the "Other Approved Indebtedness"), and as may be required in connection with a disposition of any Pledged Shares by laws affecting the offering and sale of securities generally).

     (e) The Pledgor has full power and authority to enter into this Agreement and has the right to vote, pledge and grant a security interest in the Pledged Collateral as provided by this Agreement.

     (f) None of the Pledged Shares have been issued in violation of any federal, state or other law, regulation or rule pertaining to the issuance of securities, or in violation of any rights, pre-emptive or otherwise, of any present or past stockholder of EWP.

     5. Further Assistance.

     (a) Except as prohibited, restricted or limited by the Exit Financing Documents and the terms of any Other Approved Indebtedness, the Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver, or cause to be executed and delivered, all certificates, if any, representing the Pledged Shares, stock and/or bond powers, proxies, assignments, instruments and documents; will take all steps necessary to properly register the transfer of the security interest hereunder on the books of EWP of any noncertificated securities included in the Pledged Shares; and will take all further action that may be necessary or reasonably desirable, or that the Pledgee may reasonably request in its sole discretion, in order to perfect and protect the security interest granted hereby, to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral, and to perform and carry out the provisions of this Agreement.

     (b) Pursuant to any applicable law, the Pledgor authorizes the Pledgee to file or record financing statements and other filings or recording documents or instruments with respect to the Pledged Shares without the signatures of such Pledgor in such form and in such offices as the Pledgee determines appropriate to perfect the security interest of the Pledgee under this Agreement. The
Pledgor hereby ratifies and authorizes the filing by the Pledgee of any financing statement with respect to the Pledged Shares made prior to the date hereof.


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     6. Voting Rights; Dividends; Etc.

     (a) So long as no Triggering Default (as defined in the Note) shall have occurred:

     (i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Note.

     (ii) The Pledgor shall be entitled to receive and retain any and all dividends paid in respect of the Pledged Collateral, provided, however, that any and all of the following shall be and become Pledged Collateral:

          (A)  dividends  paid or payable  other than in cash in respect of, and
     instruments   and  other   property   received,   receivable  or  otherwise
     distributed in respect of, or in exchange for, any Pledged Collateral,

          (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-insurplus, and

          (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral.

     Except as prohibited, restricted or limited by the Exit Financing Documents or the terms of Other Approved Indebtedness, the foregoing shall be forthwith delivered to the Pledgee to hold as Pledged Collateral and, if received by the Pledgor, shall be received in trust for the benefit of the Pledgee, segregated from the other property or funds of the Pledgor, and forthwith delivered to the Pledgee as Pledged Collateral in the same form as so received (with any necessary endorsement).

     (b) Upon the occurrence and during the continuance of a Triggering Default:

     (i) All rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) and to receive the dividends which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall cease, and, subject to and except as prohibited, restricted or limited by the Exit Financing Documents or the terms of Other Approved Indebtedness, all such rights shall thereupon become vested in the Pledgee which shall thereupon have the right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments; and

     (ii) Subject to and except as prohibited, restricted or limited by the Exit Financing Documents or the terms of Other Approved Indebtedness, all dividends that are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 6(b) shall be received in trust for the benefit of the Pledgee, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Pledgee as Pledged Collateral in the same form as so received (with any necessary endorsements).

     7. Transfers and Other Liens; Additional Shares. Except pursuant to the Exit Financing Documents or the terms of Other Approved Indebtedness, the Pledgor agrees that it will not sell, assign, transfer, convey, exchange, pledge or otherwise dispose of, or grant any option, warrant, right, contract or commitment with respect to, any of the Pledged Collateral without the prior written consent of the Pledgee.

     8. Application of Proceeds of Sale or Cash Held as Collateral. Subject to and except as prohibited, restricted or limited by the Exit Financing Documents or the terms of Other Approved Indebtedness, the proceeds of a sale of Pledged Collateral sold pursuant to this Agreement and/or the cash held as Pledged
Collateral hereunder shall be (a) retained by the Pledgee as security for the Liabilities, or (b) at the election of the Pledgee, applied by the Pledgee as follows:

          First: to payment of the Costs of Collection (as defined in the Note) and any unreimbursed advances made by the Pledgee for the account of the Pledgor hereunder;

          Second: to the payment of the outstanding Liabilities, including, without limitation, accrued and unpaid interest on the Indebtedness; and

          Third: the balance, if any, of such proceeds shall be paid to the Pledgor, or its successors or assigns, or as a court of competent jurisdiction may direct.

     9. The Pledgee Appointed Attorney-in-Fact. Subject to and only effective upon the occurrence of a Triggering Default, and except has prohibited, restricted or limited by the Exit Financing Documents or the terms of Other Approved Indebtedness, the Pledgor appoints the Pledgee as the Pledgor's attorney-in-fact, with full authority in the place and instead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Pledgee's discretion to take any action and to execute any instrument which the Pledgee may reasonably deem necessary or advisable to perform the terms of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

     10. The Pledgee May Perform. If the Pledgor fails to perform any agreement contained herein, the Pledgee may itself perform, or cause performance of, such agreement, and the expenses of the Pledgee incurred in connection therewith shall be payable by the Pledgor under Section 18 of this Agreement.

     11. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


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     12.  Reasonable  Care.  The  Pledgee  shall  be  deemed  to have  exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Pledgee accords its own property, it being understood that the Pledgee shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Pledgee has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral; provided, however, that upon the Pledgor's instruction, the Pledgee shall use reasonable efforts to take such action as the Pledgor directs the Pledgee to take with respect to calls, conversions, exchanges, maturities, tenders, rights against other parties or other similar matters relative to the Pledged Collateral, but failure of the Pledgee to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Pledgee to preserve or protect any rights with respect to the Pledged Collateral against prior parties, or to do any act with respect to preservation of the Pledged Collateral not so requested by the Pledgor, shall be deemed a failure to exercise reasonable care in the custody or preservation of the Pledged Collateral.

     13. Subsequent Changes Affecting Collateral. The Pledgor represents to the Pledgee that the Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that the Pledgee shall have no responsibility or liability for informing the Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

     14. Events of Default; Remedies upon a Triggering Default.

     (a) The occurrence and continuation of an Event of Default under the Note shall constitute an Event of Default hereunder, it being understood and agreed, however, that the remedies of the Pledgee provided herein and under applicable law and equity shall be exercisable only upon the occurrence and during the continuation of a Triggering Default.

     (b) Upon the occurrence and during the continuation of a Triggering Default, the Pledgee shall have, in addition to all other rights afforded by law or by this Agreement, the Note or otherwise, but subject to and except as prohibited, restricted or limited by the Exit Financing Documents or the terms of Other Approved Indebtedness, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code ("Code") in effect in the State of Illinois at that time and the Pledgee may, without notice and at its option, transfer or register the Pledged Collateral or any part thereof on the books of EWP thereof into the name of the Pledgee or the Pledgee's nominee(s), with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, with respect to any Pledged Collateral which shall then be in or shall thereafter come into the possession or custody of the Pledgee, but subject to and except as prohibited, restricted or limited by the Exit Financing Documents or the terms of Other Approved Indebtedness, the Pledgee may sell or cause the same to be sold at any broker's board or at a public or private sale, in one or more sales or lots, at such price or prices as the Pledgee may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Pledged Collateral so sold shall thereafter hold the same absolutely free from any claim, encumbrance or right of any kind whatsoever, except for claims, encumbrances or rights that may arise without the knowledge or consent of the Pledgor. Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Pledgee will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Any requirements of notice shall deemed to be a reasonable authenticated notice of disposition if it is mailed to the Pledgor as provided in Section 21 below, at least five (5) days before the time of the sale or disposition and such notice shall (i) describe the Pledgor and the Pledgee, (ii) describe the Pledged Collateral that is the subject of the intended disposition, (iii) state the method of intended disposition, (iv) state that the Pledgor is entitled to an accounting of the Liabilities and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. The Pledgee may disclaim any warranties that might arise in connection with the sale or other disposition of the Pledged Collateral and the Pledgee has no obligation to provide any warranties at such time. The Pledgee may, in its own name or in the name of a designee or nominee, buy any of the Pledged Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees and expenses) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of Pledged Collateral. In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after a Triggering Default, the Pledgor agrees that upon the occurrence of a Triggering Default, but subject to and except as prohibited, restricted or limited by the Exit Financing Documents or the terms of Other Approved Indebtedness, the Pledgee may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement, restricting the prospective purchasers to those who can make the representations and agreements required of purchasers of securities in private placements. The Pledgor agrees that the Pledgee need not give more than ten (10) days' notice of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Pledgor if the Pledgor has signed, after the occurrence and during the continuance of a Triggering Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

     In addition, upon the occurrence of a Triggering Default, but subject to and except as prohibited, restricted or limited by the Exit Financing Documents or the terms of Other Approved Indebtedness, all rights of the Pledgor to exercise the voting and other rights which it would otherwise be entitled to exercise and to receive dividends in respect of the Pledged Collateral, shall cease, and all such rights shall thereupon become vested in the Pledgee as provided in Section 6.


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     15.  Authority  of the Pledgee.  The Pledgee  shall have and be entitled to exercise all such powers hereunder as are specifically delegated to the Pledgee by the terms hereof, together with such powers as are incidental thereto. The Pledgee may execute any of its duties hereunder by or through agents or employees. Neither the Pledgee, nor any director, manager, officer, agent or employee of the Pledgee, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. The Pledgor hereby agrees to indemnify and hold harmless the Pledgee and/or any such director, manager, officer, agent or employee from and against any and all liability incurred by any of them, hereunder or in connection herewith, unless such liability shall be due to its or their own gross negligence or willful misconduct.

     16. Termination. This Agreement and the security interest and lien granted hereunder shall terminate when all the Indebtedness has been paid in full in cash, at which time the Pledgee shall reassign and redeliver (or cause to be reassigned and redelivered) to the Pledgor, or to such person or persons as the Pledgor shall designate, against receipt, such of the Pledged Collateral (if any) as shall not have been sold or otherwise applied by the Pledgee pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse upon or warranty by the Pledgee and at the expense of the Pledgor.

     17. Survival of Representations. All representations and warranties of the Pledgor contained in this Agreement shall survive the execution and delivery of this Agreement.

     18. Expenses. The Pledgor agrees to reimburse the Pledgee, on demand for any and all reasonable costs and expenses, including reasonable attorneys' fees and expenses, that the Pledgee actually incurs in connection with (i) the enforcement of this Agreement and any of the rights granted hereunder, (ii) the custody, preservation or registration of the Pledged Collateral, or (iii) the failure by the Pledgor to perform or observe any of the provisions hereof.

     19. Security Interest Absolute. All rights of the Pledgee and the security interest granted hereunder, and all obligations of the Pledgor hereunder, shall
be  absolute  and   unconditional   irrespective   of

          (i) any invalidity or unenforceability of the Note or any other agreement or instrument relating thereto;

          (ii) any change in the time, manner, place or other term of payment of any of the Liabilities, or any other amendment or waiver of or any consent to any departure from the terms of the Note;

          (iii) any exchange, surrender, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Liabilities; or


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          (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Liabilities or of this Agreement.

     20. Amendments, Waivers and Consents. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor from the terms hereof, shall in any event be effective unless the same shall be in writing and signed by the Pledgee, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     21. Notices. Any notice required or desired to be served, given or delivered hereunder shall be in writing (including facsimile transmission), and shall be deemed to have been validly served, given or delivered upon the earlier of (a) personal delivery to the address set forth below (b) in the case of mailed notice, three (3) days after deposit in the United States mails, with proper postage for certified mail, return receipt requested, prepaid, or in the case of notice by Federal Express or other reputable overnight courier service, one (1) business day after delivery to such courier service, and (c) in the case of facsimile transmission, upon transmission with confirmation of receipt, addressed to the party to be notified as follows:

                          If to the Pledgor:

                          Keystone Consolidated Industries, Inc.
                          7000 SW Adams Street
                          Peoria, Illinois 61641
                          Attn: David L. Cheek

                          Keystone Consolidated Industries, Inc.
                          5430 LBJ Freeway, Ste. 1740
                          Three Lincoln Centre
                          Dallas, Texas 75240-2697
                          Attn: Bert E. Downing, Jr.


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                            with a copy to:

                           Kirkland & Ellis LLP 200
                           East Randolph Dr. Chicago,
                           Illinois 60601
                           Attn: David L. Eaton
                                    Anne M. Huber


                           If to the Trustee:

                           [_______________1

                           [__________________1
                           Attn:
                           Facsimile: (________)

                           with a copy to:
                           Jenner & Block LLP
                           One IBM Plaza Chicago,
                           Illinois 60611 Attention:
                           Jeff Marwil Facsimile:
                           312-923-2719

or to such other address as any of the parties may hereafter designate for itself by written notice to the other parties in the manner herein prescribed.

     22. Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and (i) shall remain in full force and effect until payment of the Indebtedness in full in cash, (ii) shall be binding upon the Pledgor, its successors and assigns, and (iii) shall inure to the benefit of the Pledgee.

     23. Waivers. The Pledgor waives presentment and demand for payment of any of the Liabilities, protests and notices of dishonor or default with respect to any of the Liabilities, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Note.

     24. CONSENT TO JURISDICTION. THE PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND THE PLEDGOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN

INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE PLEDGEE TO BRING PROCEEDINGS AGAINST THE PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE PLEDGOR AGAINST THE PLEDGEE OR ANY LENDER OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

     25. WAIVER OF JURY TRIAL. THE PLEDGOR AND THE PLEDGEE HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PLEDGOR AND THE PLEDGEE EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY AND ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISIONS HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

     26. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the internal laws and decisions of the State of Illinois (without regard to the conflicts of laws rules or provisions of such State). Unless otherwise defined herein, terms defined in Articles 8 and 9 of the Illinois Uniform Commercial Code are used herein as therein defined. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be interpreted in such manner as to be ineffective or invalid under applicable law, such provisions shall be ineffective or invalid only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     27. Successors. This Agreement and all obligations of the Pledgor hereunder shall be binding upon the successors and assigns of the Pledgor and, together with the rights and remedies of the Pledgee hereunder, shall inure to the benefit of the Pledgee and its successors and assigns, Notwithstanding the foregoing, the Pledgor shall not have any right to assign its obligations under this Agreement or any interest herein without the prior written consent of the Pledgee.

     28. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

     29. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

     IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the date first set forth above.

                           KEYSTONE CONSOLIDATED INDUSTRIES, INC.



                                          By:
                                          Name: [_____________
                                          Its: [______________


                                          [______________], as Trustee




                                          By:
                                          Name: [______________
                                          Its: [_______________

                                   SCHEDULE I

Description of Pledged Shares

ISSUER

Engineered Wire Products, Inc.

Common stock, no par value